CHAPMAN & FLANAGAN, LTD.
                   A Professional Legal Corporation
Daniel G. Chapman                                    Herbert M. Jacobi*
Sean P. Flanagan                                         Of Counsel
                                               * Not licensed in Nevada


                              May 7, 2001

Board of Directors
Electronic Identification, Inc.
1200 W. Pender St., Suite 411
Vancouver, BC  Canada  V6E 2S9

Gentlemen;

We have acted as securities counsel for Electronic Identification, Inc. ("Electronic Identification" or the "Company"). You have asked us to render this opinion to Electronic Identification.

You have advised that:

     1.   Electronic   Identification  is  current  in  its   reporting
          responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended

     2. Richard Skrinde has acted and will continue to act as a consultant on behalf of the Company.

     3. In his capacity as a consultant, the above-named individual has provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for Electronic Identification securities.

     4.   Electric Identification has agreed to issue its common  stock
          to   the  above-named  individual  as  compensation  for  his
          services on behalf of Electronic Identification.

     5. The shares to be issued to this individual are pursuant to corporate resolution and the approval of the Board of Directors of Electronic Identification. These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.

We have read such documents as have been made available to us. For purposes of this opinion, we have assumed the authenticity of such documents.



2080 East Flamingo Road, Suite 112  Las Vegas, Nevada 89119  (702) 650-5660
                      Facsimile (702) 650-5667



Chapman & Flanagan, Ltd.
Attorneys at Law

Board of Directors

May 7, 2001
Page -2-



Based on the accuracy of the information supplied to us, it is our opinion that Electronic Identification may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is our further opinion that the above-named individual is a proper person qualified to receive shares which are registered in a Registration Statement on Form S-8.

We consent to the use of this letter in the Registration Statement filed on Form S-8.

                                        Sincerely,



                                        /s/ Chapman & Flanagan, Ltd.
                                        Chapman & Flanagan, Ltd.